EXHIBIT     21.1

Aircraft  Service  International  Group,  Inc.  Subsidiaries:

                                      STATE OR OTHER JURISDICTION
                                          OF INCORPORATION OR             NAMES UNDER WHICH SUCH
NAME OF SUBSIDIARY                           ORGANIZATION                SUBSIDIARY DOES BUSINESS
------------------------------------  ---------------------------  ------------------------------------

Aircraft Service International, Inc.  Delaware                     Aircraft Service International, Inc.
ASIG Miami, Inc.                      Florida                      ASIG Miami, Inc.
ASIG Fueling Miami, Inc.              Florida                      ASIG Fueling Miami, Inc.
ASIG Ground Services, Inc.            Delaware                     ASIG Ground Services, Inc.
Bahamas Airport Services, Ltd.        Bahamas Islands              Bahamas Airport Services, Ltd.
Freeport Flight Services, Ltd.        Bahamas Islands              Freeport Flight Services, Ltd.
ASIG, Ltd.                            United Kingdom               ASIG, Ltd.
ASIG U.K., Ltd.                       United Kingdom               ASIG U.K., Ltd.
ASIG Europe, Ltd.                     United Kingdom               ASIG Europe, Ltd.
ASII (Aircraft Service Canada), Ltd.  Canada                       ASII (Aircraft Service Canada), Ltd.
ASIG Germany                          Germany                      ASIG Germany
ASIG Nassau Fueling Services Ltd.     Bahamas Islands              ASIG Nassau Fueling Services Ltd.


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